Securities and Exchange Commission Forms 3, Form 4 and Form 5 and Application for EDGAR Access (Form ID) Confirmation of Authority to Sign



Pursuant to Instruction 7 to Securities and Exchange Commission ("SEC") "Form 3
- Initial Statement of Beneficial Ownership of Securities", "Form 4 - Statement of Changes in Beneficial Ownership" and "Form 5 - Annual Statement of Beneficial Ownership of Securities", the undersigned, being a member of the board of managers for Barings LLC, the investment adviser to Barings Corporate Investors, Barings Participation Investors, Barings BDC, Inc., and Barings Global Short Duration High Yield Fund ("the Issuers"), hereby appoints and designates Jessica Restivo, Ann Malloy, Bridget Orlando, Latavea Cross, Melissa Cliver and Melissa LaGrant each as my true and lawful attorneys in fact with full power to (a) apply for access to the EDGAR filing system in my name and (b) sign for me and file with the SEC and the New York Stock Exchange said SEC Forms 3, 4 and/or 5 with respect to shares of the Issuers purchased or sold by the undersigned or any other change of beneficial ownership relating to equity or derivative securities of the Issuers required to be reported by the undersigned.


This Power of Attorney shall remain in full force and effect until I earlier revoke it in a signed writing delivered to the attorneys-in-fact.




By:	Sears Merritt
Title:  Barings LLC Board of Managers Member
Date:   May 11, 2020